Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT

TO TERM LOAN CREDIT AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of September 11, 2009 and is entered into by and among NEWPAGE CORPORATION, a Delaware corporation (“NewPageCo”), NEWPAGE HOLDING CORPORATION, a Delaware corporation (“NewPageHoldCo”), the GUARANTORS listed on the signature pages hereto, CERTAIN FINANCIAL INSTITUTIONS listed on the signature pages hereto (each, a “Lender”), and GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (“Administrative Agent”), and is made with reference to that certain TERM LOAN CREDIT AND GUARANTY AGREEMENT dated as of December 21, 2007 (the “Credit Agreement”) by and among NewPageCo, NewPageHoldCo, the subsidiaries of NewPageCo named therein, the Lenders, the Administrative Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1: Definitions.

A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Auction Manager” means GSCP or any Affiliate thereof or, if GSCP or such Affiliate shall decline such appointment to be the Auction Manager, another financial institution of recognized national standing that agrees to act as such Auction Manager as further described in Section 10.6(i) and in the Auctions Procedures.

“Auction Procedures” means, collectively, the auction procedures in substantially the form set forth as Exhibit L hereto and otherwise reasonably acceptable to the Administrative Agent.

“Consolidated Liquidity” means, as of any date, an amount determined for NewPageHoldCo and its Subsidiaries on a consolidated basis equal to the sum of (i) the average Unrestricted Cash cash-on-hand of NewPageHoldCo and its Subsidiaries that are Guarantor Subsidiaries for the fifteen day period ending on the date of determination, plus (ii) Excess Revolving Credit Availability.

“Excess Revolving Credit Availability” means (i) the average “Excess Availability” as defined in the Revolving Credit Agreement for the fifteen (15) day period ending on the date of determination or (ii) if the Revolving Credit Agreement shall no longer be in effect or the term “Excess Availability” is no longer defined therein, (a) the lesser of (1) the revolving commitments of all of the lenders party to any revolving credit agreement replacing the Revolving Credit Agreement and (2) if applicable, the borrowing base on the date of determination less (b) the average total utilization of such revolving credit commitments for the fifteen (15) day period ending on the date of determination (whether from loans, the issuance of any letters of credit or any other extensions of credit thereunder) less (c) in the Administrative Agent’s reasonable credit judgment, the aggregate amount of all the outstanding and unpaid trade payables and other obligations of NewPageHoldCo or any of its Subsidiaries which are not paid within 60 days past the due date according to their original terms of sale, in each case as of such date of determination less (d) in the Administrative Agent’s reasonable credit judgment, the amount of checks issued by NewPageHoldCo or any of its Subsidiaries to pay trade payables and other obligations which are not paid within 60 days past the due date according to their original terms of sale, in each case as of such date of determination, but which checks either have not yet been sent or are subject to other arrangements which are expected to delay the prompt presentation of such checks for payment.

“First Amendment” means that certain First Amendment to Term Loan Credit and Guaranty Agreement dated as of September 11, 2009 among NewPageCo, NewPageHoldCo, Administrative Agent, the financial institutions party thereto and the Guarantors listed on the signature pages thereto; provided, that solely for the purpose of “Consolidated Adjusted EBITDA”, “Consolidated Cash Interest Expense” and “Consolidated Excess Cash Flow”, the term “First Amendment” shall also mean the First Amendment to Revolving Credit and Guaranty Agreement, dated as of September 11, 2009, entered into under the Revolving Credit Agreement.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section IV of the First Amendment.

“Parity Lien Debt” has the meaning set forth in the Collateral Trust Agreement.

“Priority Lien Debt” has the meaning set forth in the Collateral Trust Agreement.

“Unrestricted Cash” means, as of any date, the aggregate amount of cash and Cash Equivalents on the consolidated balance sheet of NewPageHoldCo and its Subsidiaries that are Guarantor Subsidiaries which is free and clear of all Liens (other than Permitted Collateral Liens), other than segregated cash and Cash Equivalents the use of which, as of such date, is restricted by law or Contractual Obligation to any specific purpose.

“Unsecured Hedge Agreement” means (i) an unsecured Interest Rate Agreement or an unsecured Currency Agreement entered into in the ordinary course of NewPageCo’s or any of its Subsidiaries’ businesses or (ii) a commodity futures contract, forward contract, option to purchase or sell a commodity, or option, warrant or other right with respect to a commodity futures contract or other similar agreement or arrangement that, in each case, is unsecured and is entered into for the purpose of hedging the risk of fluctuations in commodities prices associated with the businesses of NewPageCo and its Subsidiaries and not for speculative purposes; it being understood that the issuance of a letter of credit for the benefit of the counterparty to such Interest Rate Agreement, Currency Agreement or commodity contract, agreement, or arrangement and for the account of NewPageCo or one of its Subsidiaries, in any such case to provide credit support for the obligations of NewPageCo or such Subsidiary thereunder, shall not cause such Interest Rate Agreement, Currency Agreement or commodity contract, agreement or arrangement to be secured.

B. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entireties:

“Agent” means each of the Syndication Agent, Administrative Agent and, if the Auction Manager is GSCP or an Affiliate thereof, the Auction Manager.

“Applicable Margin” means (i) with respect to Term Loans that are Eurodollar Rate Loans, an amount equal to (A) 7.00% per annum if the Senior Leverage Ratio as of the end of the most recently ended Fiscal Quarter was greater than or equal to 3.00 to 1.00 or (B) 6.50% per annum if the Senior Leverage Ratio as of the end of the most recently ended Fiscal Quarter was less than 3.00 to 1.00, and (ii) with respect to Term Loans that are Base Rate Loans, an amount equal to (A) 6.00% per annum if the Senior Leverage Ratio as of the end of the most recently ended Fiscal Quarter was greater than or equal to 3.00 to 1.00 or

(B) 5.50% per annum if the Senior Leverage Ratio as of the end of the most recently ended Fiscal Quarter was less than 3.00 to 1.00. No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Senior Leverage Ratio. At any time NewPageCo has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Senior Leverage Ratio were in excess of 3.00:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1 is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) NewPageCo shall immediately deliver to Administrative Agent a correct certificate required by Section 5.1 for such Applicable Period, (ii) the Applicable Margin shall be determined as if the Senior Leverage Ratio were in excess of 3.00:1.00 and (iii) NewPageCo shall immediately pay to Administrative Agent the accrued additional interest and/or fees owing as a result of such increased Applicable Margin for such Applicable Period. Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.10 or Section 8.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding (i) any amount not payable in Cash and (ii) any one time Consolidated Interest Expense of NewPageHoldCo and its Subsidiaries payable in Cash which is incurred in connection with the First Amendment; provided that for calculations for any four Fiscal Quarter period ending on or prior to September 30, 2008, Consolidated Cash Interest Expense shall be deemed to be the product of (i) such amounts from and including the Closing Date through and including the last day of the applicable period, respectively, multiplied by (ii) a fraction of which the numerator is 365 and the denominator of which is the number of days elapsed in the period from and including the Closing Date though and including the last day of the applicable period.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding (x) repayments of Revolving Loans or Swing Line Loans (as such terms are defined in the Revolving Credit Agreement) except to the extent the Revolving Commitments (as such term is defined in the Revolving Credit Agreement) are permanently reduced in connection with such repayments and (y) for avoidance of doubt, any purchases, retirements or cancellations of other Indebtedness permitted by Section 6.5(e)(iv) and any repurchases of Term Loans by NewPageCo in accordance with section 10.6(i)), (b) Consolidated Capital Expenditures (net of any proceeds of (y) any permitted related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based on income of NewPageHoldCo and its Subsidiaries and payable in cash with respect to such period, (e) any cash expenses, charges or losses added to Consolidated Net Income in determining Consolidated Adjusted EBITDA for such period and (f) any one time Consolidated Interest Expense of NewPageHoldCo and its Subsidiaries payable in Cash which is incurred in connection with the First Amendment and is deducted from the calculation of Consolidated Cash Interest Expense.

“Consolidated Senior Debt” means, as at any date of determination, the sum of Indebtedness under the Revolving Credit Agreement plus Priority Lien Debt (as defined in the Collateral Trust Agreement), in each case, appearing on a balance sheet of NewPageHoldCo and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course, and (iii) solely for purposes of any assignments in each case in accordance with Section 10.6(i), NewPageCo; provided, other than as set forth in clause (iii) of this definition, no Affiliate of NewPageHoldCo or Sponsor other than a Sponsor Affiliated Lender or Sponsor Affiliated Institutional Lender shall be an Eligible Assignee.

C. Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the end of the existing definition of “Adjusted Eurodollar Rate”:

“Notwithstanding the foregoing, the Adjusted Eurodollar Rate shall at no time be less than 2.50% per annum.”

D. Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the end of the existing definition of “Base Rate”:

“Notwithstanding the foregoing, the Base Rate shall at no time be less than 3.50% per annum.”

E. Section 1.1 of the Credit Agreement is hereby amended by restating clause (5) of the definition of “Consolidated Adjusted EBITDA” to read as follows:

“(5) transaction costs incurred in connection with the Closing Date Related Transactions, any Permitted Acquisition, and the First Amendment, to the extent such costs were deducted in computing such Consolidated Net Income; plus”

F. Section 1.1 of the Credit Agreement is hereby amended by restating clause (C) in the second sentence of the definition of “Indebtedness” to read as follows:

“(C) the principal amount of the Indebtedness under any Hedge Agreement and Unsecured Hedge Agreement at any time shall be equal to the amount payable as a result of the termination of such Hedge Agreement or Unsecured Hedge Agreement, as applicable, at such time.”

G. Section 1.1 of the Credit Agreement is hereby amended by restating clause (3) of the definition of “Net Income” to read as follows:

“(3) any unrealized non-cash gains or losses in respect of Hedge Agreements and Unsecured Hedge Agreements (including those resulting from the application of FAS 133), to the extent that such gains or losses are deducted in computing Net Income.”

1.2	Amendments to Section 2.14.

Section 2.14(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Consolidated Excess Cash Flow. Subject to Section 2.14(g), in the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year, commencing with the Fiscal Year ending December 31, 2009, NewPageCo shall, no later than ninety days after the end of such Fiscal Year, prepay the Term Loans as set forth in Section 2.15 in an aggregate amount equal to the percentage of such Consolidated Excess Cash Flow set forth in the table below as determined by reference to the Senior Leverage Ratio set forth in the table below and in effect for such period determined from the most recent Compliance Certificate delivered pursuant to Section 5.1(d) calculating the Senior Leverage Ratio:

Senior Leverage Ratio	Prepayment %
> 3.00:1.00	75%
< 3.00:1.00 and > 2.50:1.00	50%
< 2.50:1.00 and > 2.00:1.00	25%
< 2.00:1.00	0%

1.3	Amendments to Section 6.1.

A. Section 6.1(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(l) Indebtedness under Hedge Agreements required pursuant to, and entered into in accordance with, Section 5.12 or any Hedge Agreements and Unsecured Hedge Agreements entered into in the ordinary course of business and not for speculative purposes; provided that any Hedge Agreement or Unsecured Hedge Agreement that could result in any uncovered short positions with respect to commodities shall not be permitted pursuant to this clause (l);”

B. Section 6.1(p) of the Credit Agreement is hereby amended by deleting the reference to “$100,000,000” and inserting “$50,000,000” in place thereof.

C. Clause (y) of the proviso contained in Section 6.1(q) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(y) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, original issue discount with respect to such new Indebtedness, accrued cash interest payable thereon, capitalized interest permitted or required to be paid thereunder, premium (if any) thereon, other reasonable amounts necessary to accomplish such extension, renewal or refinancing, and reasonable fees and expenses incurred in connection therewith, or”

C. Section 6.1 of the Credit Agreement is hereby amended by (a) deleting clause (u) thereof, (b) replacing “; and” at the end of clause (t) with a period, and (c) inserting “and” at the end of clause (s).

1.4	Amendments to Section 6.2.

Section 6.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) (i) Liens in favor of Collateral Trustee for the benefit of Secured Parties granted pursuant to any Credit Document, (ii) Liens granted pursuant to the Revolving Credit Agreement or any “Credit Document” as defined thereunder, (iii) Liens in the Second Lien Financing Collateral securing the obligations and indebtedness incurred pursuant to the Senior Secured Floating Rate Note Documents, the Senior Secured Fixed Rate Note Documents and the 2007 Senior Secured Fixed Rate Note Documents, and (iv) Liens securing Indebtedness permitted by Section 6.1(q) that extends, renews, refinances or replaces any Lien described in clause (i), (ii) or (iii) of this subsection (a), or that was previously incurred pursuant to Section 6.1(q) to refinance such Indebtedness, so long as such Liens do not extend to any assets other than those securing such Indebtedness at the time of any such extension, renewal, refinancing or replacement and are subject to the terms of the Intercreditor Agreement and the Collateral Trust Agreement, as applicable; provided that such Liens may only secure any such Indebtedness that extends, renews, refinances or replaces the Term Loans so long as, on the date such Indebtedness is incurred and after giving effect thereto and to the application of proceeds thereof, the Interest Coverage Ratio on a pro forma basis as of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1 would be no less than 1.00 to 1.00; provided, further, that Liens permitted under this Section 6.2(a) shall not at any time secure (i) Priority Lien Debt and Indebtedness under the Revolving Credit Agreement in an aggregate principal amount in excess of $2,075,000,000 less any mandatory prepayments required under any Priority Lien Debt or, to the extent accompanied by a permanent commitment reduction, under the Revolving Credit Agreement plus the sum of (a) any original issue discount with respect to such new Indebtedness to the extent necessary under then current market conditions to complete the issuance of such new Indebtedness, (b) any premium (if any) payable in connection with any such extension, renewal, refinancing or replacement of Priority Lien Debt or the Revolving Credit Agreement, as applicable, (provided in connection with any proposed extension or renewal of any of the Term Loans, the opportunity to so extend or renew shall be offered to all Lenders and all extending or renewing Lenders shall receive a proportionate share of any premium paid in connection therewith), (c) any accrued and unpaid cash interest permitted or required to be paid thereunder and (d) any reasonable fees and expenses incurred in connection with any such extension, renewal, refinancing or replacement, and (ii) Parity Lien Debt in an aggregate principal amount in excess of $1,050,000,000 less any mandatory prepayments required under any Parity Lien Debt plus the sum of (a) any original issue discount with respect to such new Indebtedness to the extent necessary under then current market conditions to complete the issuance of such new Indebtedness, (b) any premium (if any) payable in connection with any such extension, renewal, refinancing or replacement of Parity Lien Debt, (c) any accrued and unpaid cash interest and any capitalized interest permitted or required to be paid thereunder and (d) any reasonable fees and expenses incurred in connection with any such extension, renewal, refinancing or replacement.

1.5	Amendments to Section 6.5.

A. Section 6.5(e) is amended by (a) inserting the word “and” at the end of clause (iii) and (b) inserting a new clause (iv) immediately after clause (iii) as follows:

(iv) repurchase, redeem or otherwise acquire, and in each case, retire, any Senior Secured Floating Rate Notes, any Senior Secured Fixed Rate Notes or any 2007 Senior Secured Fixed Rate Notes in an aggregate amount paid in connection therewith not to exceed (A) $100,000,000 in the aggregate so long as the Senior Leverage Ratio as of the end of the most recently ended Fiscal Quarter prior to such repurchase, redemption, acquisition or retirement was greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00 or (B) $150,000,000 in the aggregate so long as the Senior Leverage Ratio as of the end of the most recently ended Fiscal Quarter prior to such repurchase, redemption, acquisition or retirement was less than or equal to 2.00 to 1.00; provided that Restricted Junior Payments made under this clause (e)(iv) shall constitute usage of the basket set forth in clause (e)(iii).

B. Section 6.5(k) is hereby amended and restated in its entirety to read as follows:

“(k) at any time following delivery of the Credit Parties’ financial statements for the Fiscal Quarter ending June 30, 2010 in accordance with Section 5.1(b), so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, upon the occurrence of an IPO (and substantially concurrently therewith, or in the case of an IPO that occurs prior to the delivery of the financial statements for the Fiscal Quarter ending June 30, 2010, substantially concurrently with such delivery), NewPageHoldCo may use the proceeds of such IPO to (1) prepay the NewPageHoldCo PIK Notes and/or (2) make Restricted payments to SuperHoldco to enable SuperHoldco to prepay the SuperHoldco PIK Notes (so long as SuperHoldco applies the proceeds of such Restricted Payment to such purpose).”

1.6	Amendment to Section 6.7.

Section 6.7(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(k) Investments under Hedge Agreements and Unsecured Hedge Agreements to the extent permitted under Section 6.1 and Investments under the Commodities Hedge Agreement;”

1.7	Amendments to Section 6.8.

A. Section 6.8(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Interest Coverage Ratio. NewPageHoldCo shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2010, to be less than the correlative ratio indicated:

Fiscal Quarter	Interest Coverage Ratio
2nd Fiscal Quarter 2010	1.00:1.00
3rd Fiscal Quarter 2010	1.00:1.00
4th Fiscal Quarter 2010	1.00:1.00
1st Fiscal Quarter 2011	1.50:1.00
2nd Fiscal Quarter 2011	1.50:1.00
3rd Fiscal Quarter 2011	1.50:1.00
4th Fiscal Quarter 2011	1.50:1.00
1st Fiscal Quarter 2012	1.75:1.00
2nd Fiscal Quarter 2012	1.75:1.00
3rd Fiscal Quarter 2012	1.75:1.00
4th Fiscal Quarter 2012	1.75:1.00
1st Fiscal Quarter 2013 and each Fiscal Quarter thereafter	2.00:1.00”

B. Section 6.8(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Fixed Charge Coverage Ratio. NewPageHoldCo shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2011, to be less than the correlative ratio indicated:

Fiscal Quarter	Fixed Charge Coverage Ratio
1st Fiscal Quarter 2011	1.00:1.00
2nd Fiscal Quarter 2011	1.00:1.00
3rd Fiscal Quarter 2011	1.00:1.00
4th Fiscal Quarter 2011	1.00:1.00
1st Fiscal Quarter 2012	1.00:1.00
2nd Fiscal Quarter 2012	1.00:1.00
3rd Fiscal Quarter 2012	1.10:1.00
4th Fiscal Quarter 2012	1.10:1.00
1st Fiscal Quarter 2013	1.10:1.00
2nd Fiscal Quarter 2013 and each Fiscal Quarter thereafter	1.20:1.00”

C. Section 6.8(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Total Leverage Ratio. NewPageHoldCo shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2010, to exceed the correlative ratio indicated:

Fiscal Quarter	Total Leverage Ratio
2nd Fiscal Quarter 2010	9.75:1.00
3rd Fiscal Quarter 2010	9.25:1.00
4th Fiscal Quarter 2010	8.00:1.00
1st Fiscal Quarter 2011	6.25:1.00
2nd Fiscal Quarter 2011	6.25:1.00
3rd Fiscal Quarter 2011	6.25:1.00
4th Fiscal Quarter 2011	5.75:1.00
1st Fiscal Quarter 2012	5.75:1.00
2nd Fiscal Quarter 2012	5.75:1.00
3rd Fiscal Quarter 2012	5.00:1.00
4th Fiscal Quarter 2012	5.00:1.00
1st Fiscal Quarter 2013	5.00:1.00
2nd Fiscal Quarter 2013 and each Fiscal Quarter thereafter	4.75:1.00”

D. Section 6.8(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Senior Leverage Ratio. NewPageHoldCo shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 2010, to exceed the correlative ratio indicated:

Fiscal Quarter	Senior Leverage Ratio
2nd Fiscal Quarter 2010	5.25:1.00
3rd Fiscal Quarter 2010	4.75:1.00
4th Fiscal Quarter 2010	4.00:1.00
1st Fiscal Quarter 2011	3.00:1.00
2nd Fiscal Quarter 2011	3.00:1.00
3rd Fiscal Quarter 2011	3.00:1.00
4th Fiscal Quarter 2011	2.75:1.00
1std Fiscal Quarter 2012	2.75:1.00
2nd Fiscal Quarter 2012	2.75:1.00
3rd Fiscal Quarter 2012 and each Fiscal Quarter thereafter	2.50:1.00”

E. Section 6.8(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Maximum Consolidated Capital Expenditures. NewPageHoldCo shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, during any four Fiscal Quarter period ending on the last day of each of the Fiscal Quarters set forth below to be greater than the amounts set forth opposite such Fiscal Quarter:

Fiscal Quarter Ending	Consolidated Capital Expenditures
3rd Fiscal Quarter 2009	$125,000,000
4th Fiscal Quarter 2009	$125,000,000
1st Fiscal Quarter 2010	$125,000,000

Thereafter NewPageHoldCo shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for NewPageHoldCo and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, that (x) if the aggregate amount of Consolidated Capital Expenditures for any such Fiscal Year indicated below shall be less than the amount set forth in the table below for such Fiscal Year (before any carryover), then such shortfall may be added to the amount of Consolidated Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Year and (y) in determining whether any amount is available for carryover, the amount expended in any Fiscal Year shall first be deemed to be from the amount allocated to such year before any carryover:

Fiscal Year	Consolidated Capital Expenditures
2010 and each Fiscal Year thereafter	$250,000,000

Commencing with the 2nd Fiscal Quarter in 2010, if at the end of any Fiscal Quarter the Total Leverage Ratio as of the end of such Fiscal Quarter shall be 3.50:1.00 or less then NewPageCo and its Subsidiaries may make or incur Consolidated Capital Expenditures during such Fiscal Quarter in addition to those otherwise permitted by this Section 6.8(e).”

F. Section 6.8 of the Credit Agreement is hereby amended to add the following new Section 6.8(h) at the end thereof:

“(h) Minimum Consolidated Liquidity. NewPageHoldCo shall not permit Consolidated Liquidity as of the last day of any Fiscal Quarter ending on or prior to the Fiscal Quarter ending December 31, 2010 to be less than $150,000,000.”

1.8	Amendments to Section 10.6.

Section 10.6 of the Credit Agreement is hereby amended by inserting a new Section 10.6(i) immediately after the end of Section 10.6(h) as follows:

“(i) Certain Permitted Term Loan Purchases. Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, so long as, (x) no Default or Event of Default has occurred and is continuing or would result therefrom, and (y) as of the most recently completed Fiscal Quarter for which financial statements have been delivered pursuant to the terms of this Agreement the Senior Leverage Ratio was less than 3.00 to 1.00, NewPageCo may purchase outstanding Term Loans on the following basis:

(i) Any such purchase shall be subject to the condition that the purchase price therefor shall be less than that principal amount of such Term Loans so purchased and accrued and unpaid interest thereon and shall be the same purchase price for all Term Loans purchased in connection with any one auction.

(ii) Such purchase or purchases may be made solely in one or more “Dutch auctions” pursuant to the Auction Procedures established for each such purchase. The Auction Manager shall be appointed pursuant to an engagement letter (the “Auction Manager Engagement Letter”) in form and substance satisfactory to the parties thereto.

(iii) In addition, NewPageCo represents and warrants to the Administrative Agent and the auction manager that, as of the launch date of any auction and as of the effective date of any related Assignment Agreement, it is not in possession of any information regarding any Credit Party, its assets, its ability to perform its Obligations or any other matter that could reasonably be expected to be material to a decision by any Lender to participate in such auction and assignment or enter into any Assignment Agreement in connection therewith, or participate in any of the transactions contemplated thereby, that has not previously been disclosed to the Administrative Agent, each assigning Lender and the auction manager. In the event that any assigning Lender has determined for itself to not access any information so disclosed, such assigning Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither NewPageCo, the auction manager, nor the Administrative Agent has any responsibility for such Lender’s decision to limit the scope of the information it has obtained in connection with its evaluation of the auction or selling its Term Loans in accordance with this Section 10.6(i).

(iv) Assignment of any Term Loans to NewPageCo shall be effective (a) upon receipt of payment by the assigning Lender of the purchase price for the Term Loans purchased by NewPageCo and (b) upon receipt by Administrative Agent of a fully executed copy of the applicable Assignment Agreement. Interest on such Term Loans accrued through the effective date of any related Assignment Agreement shall be paid to the Lender that has assigned such Term Loans to NewPageCo on such date and shall constitute payment of interest thereon pursuant to Section 2.8 hereof.

(v) Following the effectiveness of any such assignment or sale to NewPageCo, no interest shall accrue on the Term Loans so assigned or sold and such Term Loans shall be deemed cancelled or retired and no longer outstanding (and may not be resold by NewPageCo), for all purposes of this Agreement and all other Credit Documents (notwithstanding any provisions herein or therein to the contrary), including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to NewPageCo as a Lender under this Agreement or any other Credit Document, (D) the determination of Requisite Lenders and (E) the calculation of the financial covenants set forth in Section 6.8, or for any similar or related purpose, under this Agreement or any other Credit Document.”

1.9	Amendments to Exhibits.

Exhibit E and L to the Credit Agreement are hereby amended and restated to read as set forth in Annex II and III, respectively, attached hereto.

1.10	Amendment to Collateral Trust Agreement, Intercreditor Agreement and Security Documents.

Each of the Consenting Lenders hereby consents, authorizes and directs the Administrative Agent on behalf of all Lenders to execute and deliver, and to direct the Collateral Trustee pursuant an “Act of Required Debtholders” (as defined in the Collateral Trust Agreement) to execute and deliver, amendments to the Collateral Trust Agreement the Intercreditor Agreement and any applicable “Security Document” (as defined in the Collateral Trust Agreement), as applicable, (i) to amend Section 4.1 of the Collateral Trust Agreement to allow the Collateral Trustee to subordinate any Lien granted to the Collateral Trustee in connection with any sale or disposition of any collateral (or interest therein) disposed of as set forth in Section 4.1(a)(2) of the Collateral Trust Agreement and (ii) amend the Security Documents, including the Pledge and Security Agreement to clarify that any Priority Lien Obligations (as defined in the Pledge and Security Agreement) that constitutes a “security” for purposes of the Securities Act of 1993, as amended, shall not be secured by any Separate Collateral (as defined in the Collateral Trust Agreement) or by any Intercompany Notes of Subsidiaries (as defined in the Collateral Trust Agreement).

SECTION II. AMENDMENT FEES

As consideration for the execution, delivery and performance of this Amendment, NewPageCo shall pay to Administrative Agent, for the ratable benefit of those Lenders who have executed and delivered this Amendment on or before the First Amendment Effective Date (the “Consenting Lenders”), an amendment fee in an amount equal to the product of (a) 0.50% multiplied by (b) the aggregate Term Loans then outstanding of such Consenting Lenders (the “Amendment Fees”), which Amendment Fees shall be non-refundable and fully earned and payable on the First Amendment Effective Date.

SECTION III. AUTHORIZATION TO THE ADMINISTRATIVE AGENT AND COLLATERAL TRUSTEE

Each of the Consenting Lenders hereby consents, authorizes and directs the Administrative Agent on behalf of all Lenders to execute and deliver, and to direct the Collateral Trustee pursuant an “Act of Required Debtholders” (as defined in the Collateral Trust Agreement) to execute and deliver, all such agreements, instruments, amendments, mortgage modifications, subordination agreements and other documents or instruments in order to effect the terms of this Amendment and the transactions contemplated or permitted hereby, including the execution of any amendments to the Collateral Trust Agreement and the Intercreditor Agreement that the Administrative Agent may determine to be necessary in connection with any of the foregoing.

SECTION IV. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Execution. Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and the Requisite Lenders.

B. Fees and Expenses. The Administrative Agent shall have received the Amendment Fees and all other fees and amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by NewPageCo hereunder or any other Credit Document.

C. Revolving Credit Agreement Amendment. Administrative Agent shall have received a copy of a first amendment to the Revolving Credit Agreement (the “Revolving Credit Agreement Amendment”), duly executed and delivered by each of the Credit Parties and the Requisite Lenders (as such term is defined in the Revolving Credit Agreement) that reflects the amendments thereto substantially similar to the amendments set forth in this Amendment (to the extent applicable).

D. Diligence. Administrative Agent shall have received information in form and substance reasonably satisfactory to the Administrative Agent regarding the Credit Parties’ cash management structure and shall have received the results of Lien searches conducted as of a recent date confirming to the reasonable satisfaction of the Administrative Agent that there are not Liens disclosed by such searches which are prior to the Liens granted to the Collateral Trustee for the benefit of the Secured Parties except as permitted by the Credit Documents.

E. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

F. Other Documents. Administrative Agent and Lenders shall have received such other documents, mortgage modifications, subordination agreements, reaffirmations, opinions of counsel (including an opinion of Schulte Roth & Zabel LLP and local counsel opinions requested by the Administrative Agent), certificates, notices, information or agreements regarding Credit Parties as Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent. Each Lender party hereto hereby authorizes the Administrative Agent to enter into any amendments to Credit Documents on behalf of the Lenders and other Secured Parties as the Administrative Agent shall deem appropriate in connection with this Amendment.

SECTION V. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of NewPageHoldCo, NewPageCo or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section V.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by NewPageCo and NewPageHoldCo of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or, after giving effect to the terms of this Amendment, will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION VI. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION VII. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or electronic delivery (in pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

E. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

F. Consent. Each Lender signatory hereto hereby consents to the Revolving Credit Agreement Amendment.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NEWPAGE CORPORATION

By:	/s/ Douglas K. Cooper
Name:	Douglas K. Cooper
Title:	Vice President, General Counsel & Secretary

NEWPAGE HOLDING CORPORATION

By:	/s/ Douglas K. Cooper
Name:	Douglas K. Cooper
Title:	Vice President, General Counsel & Secretary

CHILLICOTHE PAPER INC.
WICKLIFFE PAPER COMPANY LLC
ESCANABA PAPER COMPANY
LUKE PAPER COMPANY
RUMFORD PAPER COMPANY
NEWPAGE ENERGY SERVICES LLC
UPLAND RESOURCES, INC.
RUMFORD COGENERATION, INC.
RUMFORD FALLS POWER COMPANY
NEWPAGE CONSOLIDATED PAPERS INC.
NEWPAGE WISCONSIN SYSTEM INC.
NEWPAGE CANADIAN SALES LLC
NEWPAGE PORT HAWKESBURY CORP.
NEWPAGE PORT HAWKESBURY HOLDING LLC

By:	/s/ Douglas K. Cooper
Name:	Douglas K. Cooper
Title:	Vice President, General Counsel & Secretary

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent, Sole Lead Arranger, Sole Bookrunner, and a Lender

By:	/s/ Andrew Caditz
Authorized Signatory

[LENDER SIGNATURE PAGES NOT INCLUDED]

ANNEX II TO FIRST AMENDMENT TO

CREDIT AGREEMENT

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:____________________________

2.	Assignee:____________________________
[and is an Affiliate/Approved Fund[******]]

3.	Borrower: NewPage Corporation, a Delaware corporation

4.	Administrative Agent: Goldman Sachs Credit Partners L.P., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The $1,600,000,000 Term Loan Credit and Guaranty Agreement, dated as of December 21, 2007 (as amended by the First Amendment thereto dated as of September 11, 2009), among Borrower, NewPage Holding Corporation, a Delaware corporation, certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Bookrunner and Administrative Agent, UBS Securities LLC, as Co-Manager and Syndication Agent, Barclays Capital, as Co-Manager, and Barclays Bank PLC, as Documentation Agent.

[******] Select as applicable.

6.	Assigned Interest:

Aggregate Amount of Term Loan Commitment/Term Loans for all Lenders	Amount of Term Loan Commitment/Term Loans Assigned	Percentage Assigned of Term Loan Commitment/Term Loans [*******]

$	$	%

$	$	%

$	$	%

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

8.	[Registration and Processing Fee: $3,500.00 ] [********]

[*******] Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[********] Not applicable (i) in connection with an assignment by or to GSCP or any Affiliate thereof or (ii) in the case of an Assignee which is already a Lender or is an Affiliate or a Related Fund of a Lender or a Person under common management with a Lender.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][*********] Accepted:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent

By:
Authorized Signatory

[Consented to:][**********]

NEWPAGE CORPORATION

By:
Name:
Title:

NEWPAGE HOLDING CORPORATION

By:
Name:
Title:

[********] To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[*********] To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.1

1	In connection with an assignment made to NewPageCo pursuant to Section 10.6(i), insert the following Sections 1.2 and 1.3 in lieu of Section 1.2 above:

1.2 Assignee. The Assignee represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver the Offer Documents and to consummate the transactions contemplated hereby, (ii) it has transmitted same-day funds to the Assignor on the effective date of its purchase of the Term Loans, and (iii) from and after such date, no interest shall accrue and any Term Loans assigned by the Assignor shall be deemed cancelled for all purposes and no longer outstanding.

1.3 Independent Credit Decision. Each of Assignor and Assignee acknowledges that (i) the other party currently may have, and later may come into possession of, information regarding the Credit Documents or the Credit Parties that is not known to it and that may be material to a decision to enter into the Assignment (“Excluded Information”), (ii) it has independently and without reliance on the other party made its own analysis and determined to enter into this Assignment and to consummate the transactions contemplated hereby notwithstanding its lack of knowledge of the Excluded Information and (iii) the other party shall have no liability to it, and it hereby to the extent permitted by law waives and releases any claims it may have against the other party under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such party in this Assignment. Each of Assignor and Assignee further acknowledges that the Excluded Information may not be available to the Administrative Agent, the Auction Manager or the other Lenders in the Credit Agreement.

2. Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1 With respect to Assigned Interests for Term Loans, unless notice to the contrary is delivered to the Lender from the Administrative Agent, payment to the Assignor by the Assignee in respect of the Assigned Interest shall include such compensation to the Assignor as may be agreed upon by the Assignor and the Assignee with respect to all unpaid interest which has accrued on the Assigned Interest to but excluding the Effective Date. On and after the applicable Effective Date, the Assignee shall be entitled to receive all interest paid or payable with respect to the Assigned Interest, whether such interest accrued before or after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

ANNEX III TO FIRST AMENDMENT TO

CREDIT AGREEMENT

EXHIBIT L

DUTCH AUCTION PROCEDURES

This Outline is intended to summarize certain basic terms of the modified Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 10.6(i) of the Credit Agreement, of which this Exhibit L is a part. It is not intended to be a definitive statement of all of the terms and conditions of a modified Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable Auction Procedures set for each Auction (the “Offer Documents”). None of the Administrative Agent, the Auction Manager and any other Agent, or any of their respective Affiliates, makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell its Term Loans to NewPageCo pursuant to the Offer Documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent (or any of their Affiliates) in its capacity as a Lender be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. Each Lender should review the form of Assignment Agreement attached as Exhibit E to the Credit Agreement. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning this Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit have the meanings assigned to them in the Credit Agreement.

Summary. NewPageCo may conduct one or more modified Dutch auctions in order to purchase Term Loans (each, an “Auction”) pursuant to the procedures described herein.

Notice Procedures. In connection with each Auction, NewPageCo will provide notification to the Auction Manager (for distribution to the Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Term Loans NewPageCo is willing to purchase in the Auction (the “Auction Amount”); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which NewPageCo would be willing to purchase Term Loans in the Auction; (iii) any additional conditions precedent to NewPageCo’s obligation to complete such Auction and purchase Term Loans pursuant thereto (which conditions shall be reasonably satisfactory to the Auction Manager) and (iv) the date on which the Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. New York time, as such date and time may be extended (such time, the “Expiration Time”) for a period not exceeding five Business Days upon notice by NewPageCo to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, however, that only one extension per Offer shall be permitted. In addition, not less than 24 hours before the Expiration Time NewPageCo may, in consultation with the Auction Manager, increase the Auction Amount and/or increase the upper end of the Discount Range. An Auction shall be regarded as a “Failed Auction” in the event that either (x) NewPageCo withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids having been received. In the event of a Failed Auction, NewPageCo shall not be permitted to deliver a new Auction Notice prior to the date occurring five (5) Business Days after such withdrawal or Expiration Time, as the case may be.

Reply Procedures. In connection with any Auction, each Lender holding Term Loans wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation (the “Return Bid”, in the form included in the Offer Document) which shall specify (i) a discount to par expressed as a price per $1,000 (in increments of $5) of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than US$1,000,000 or an integral multiple in excess thereof, that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided, that Lender may submit a Reply Amount that is less than the minimum amount and/or incremental amount requirements described above only if the Reply Amount comprises the entire amount of Term Loans held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an appropriately completed Assignment Agreement (the “NewPageCo Assignment Agreement”). NewPageCo will not purchase any Term Loans at a price that is higher than the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is higher than such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.

Acceptance Procedures. Based on the Reply Price and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with NewPageCo, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Auction within the Discount Range for the Auction that will allow NewPageCo to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which NewPageCo has received Qualifying Bids (as defined below)), provided that the aggregate principal amount of Term Loans purchased by NewPageCo shall not exceed the Auction Amount. Subject to the proration mechanics described below, NewPageCo shall purchase Term Loans from each Lender (i) whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price and (ii) who has validly executed and delivered a NewPageCo Assignment Agreement and other documents required by the Administrative Agent to be executed to effect the assignment (each, a “Qualifying Bid”). All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at the Applicable Threshold Price and shall not be subject to proration as described below.

Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans to be purchased as described above in the last sentence under Acceptance Procedures), NewPageCo shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

Notification Procedures. Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 4:00 p.m. New York time on the same Business Day as the date the Return Bids were due. The Auction Manager will insert the principal amount of Term Loans to be assigned and the applicable settlement date into each applicable NewPageCo Assignment Agreement received in connection with a Qualifying Bid. Upon request of the submitting Lender, the Auction Manager will promptly return any NewPageCo Assignment Agreeement received in connection with a Return Bid that is not a Qualifying Bid.

Additional Procedures. Once initiated by an Auction Notice, NewPageCo may withdraw an Auction only in the event that, as of such time, no Qualifying Bid has been received by the Auction Manager. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void or may be terminated (either by NewPageCo or by the Auction Manager), if the terms and conditions set forth in Section 10.6(i) of the Credit Agreement or referred to in clause (iii) above under “Notice Procedures” are not, or will not be, met. The purchase price shall be paid by NewPageCo directly to the respective assigning Lender on a settlement date as determined by the Auction Manager in consultation with NewPageCo (which shall be no later than ten (10) Business Days after the date Return Bids are due). NewPageCo shall execute each applicable NewPageCo Assignment Agreement received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with NewPageCo, which determination will be final and binding. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with NewPageCo, will be final and binding.

None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning NewPageCo, the Credit Parties, or any of their Affiliates (whether contained in the Offer Documents or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

This Exhibit L shall not require NewPageCo to initiate any Auction.